Exhibit 99.1
News

Media Contact Information: Sandy Pound Thermo Fisher Scientific	Investor Contact Information: Rafael Tejada Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports First Quarter 2025 Results

WALTHAM, Mass. (April 23, 2025) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the first quarter ended March 29, 2025.

First Quarter Highlights

•First quarter revenue was $10.36 billion.
•First quarter GAAP diluted earnings per share (EPS) grew 15% to $3.98.
•First quarter adjusted EPS grew 1% to $5.15.

•Delivered very strong financial performance in the quarter, demonstrating the strength of our trusted partner status and the power of our PPI Business System in a more uncertain macroeconomic environment.

•Advanced our proven growth strategy, launching a range of high-impact, innovative new products during the quarter. To transform semiconductor analysis, we introduced the Thermo Scientific™Vulcan™ Automated Lab, a groundbreaking system integrating robotic sample handling, artificial intelligence, and electron microscopy, helping semiconductor manufacturers enhance productivity, increase yields, reduce costs and ensure high quality. To advance precision medicine, we introduced Olink® Reveal proteomics kits that enable the identification of proteins related to inflammation and immune response. And we launched Thermo Scientific™ Cryofuge™, Thermo Scientific™ BIOS and Thermo Scientific™ LYNX, a suite of floor model centrifuges incorporating next-generation natural refrigerant technology and designed to deliver high performance with meaningful energy savings.

•Strengthened our industry-leading commercial engine and deepened our trusted partner status with customers to accelerate innovation and enhance productivity. Examples during the quarter included a Technology Alliance Agreement with the Chan Zuckerberg Institute for Advanced Biological Imaging focused on developing new technologies to enable researchers to better visualize human cells, significantly advancing scientific research and discovery. To gain insights about the safety and effectiveness of current and future treatments, Thermo Fisher launched CorEvitas clinical registries in Systemic Lupus Erythematosus and Adolescent Alopecia Areata to collect clinical data, monitor disease progression, treatment effectiveness, and healthcare outcomes.

•Continued to successfully execute our capital deployment strategy. During the quarter, we entered into an agreement to acquire Solventum’s Purification & Filtration Business for $4.1 billion in cash, repurchased $2.0 billion of stock and increased our dividend by 10%.

“We delivered very strong performance in the first quarter in a more uncertain macroeconomic environment, and I’m incredibly proud of our team's execution,” said Marc N. Casper, chairman, president, and chief executive officer of Thermo Fisher Scientific. “Our team leveraged the PPI Business System to drive operational excellence and enable our customers’ success.”

Casper added: “Thermo Fisher is incredibly well-positioned. Our experienced management team has a proven track record, and as the trusted partner to our customers, we will help them manage the current environment, identifying new opportunities and ultimately creating value for all our stakeholders.”

First Quarter 2025

Revenue for the quarter was $10.36 billion in 2025 versus $10.34 billion in the same quarter of 2024. Organic revenue growth was 1%.

GAAP Earnings Results

GAAP diluted EPS in the first quarter of 2025 was $3.98, versus $3.46 in the same quarter last year. GAAP operating income for the first quarter of 2025 was $1.72 billion, compared with $1.66 billion in the year-ago quarter. GAAP operating margin was 16.6%, compared with 16.1% in the first quarter of 2024.

Non-GAAP Earnings Results

Adjusted EPS in the first quarter of 2025 was $5.15, versus $5.11 in the first quarter of 2024. Adjusted operating income for the first quarter of 2025 was $2.27 billion, compared with $2.28 billion in the year-ago quarter. Adjusted operating margin was 21.9%, compared with 22.0% in the first quarter of 2024.

Annual Guidance for 2025

The company will provide updated 2025 financial guidance during its earnings conference call this morning at 8:30 a.m. Eastern Time.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, and organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Note on Presentation
Certain amounts and percentages reported within this press release are presented and calculated based on underlying unrounded amounts. As a result, the sum of components may not equal corresponding totals due to rounding.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, April 23, 2025, at 8:30 a.m. Eastern Time. During the call, the company will discuss its financial performance, as well as future expectations. To listen, call (833) 470-1428 within the U.S. or (404) 975-4839 outside the U.S. The access code is 074131. You may also listen to the call live on the “Investors” section of our website, www.thermofisher.com. The earnings press release and related information can also be found in that section of our website under the heading “Financials.” A replay of the call will be available under “News, Events & Presentations” through July 22, 2025.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over
$40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent annual report on Form 10-K, which is on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

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Condensed Consolidated Statements of Income (unaudited)
	Three months ended
	March 29,	% of	March 30,	% of
(Dollars in millions except per share amounts)	2025	Revenues	2024	Revenues
Revenues	$10,364		$10,345
Costs and operating expenses:
Cost of revenues (a)	6,056	58.4%	6,040	58.4%
Selling, general and administrative expenses (b)	1,721	16.6%	1,731	16.7%
Amortization of acquisition-related intangible assets	429	4.1%	551	5.3%
Research and development expenses	342	3.3%	331	3.2%
Restructuring and other costs (c)	98	1.0%	29	0.3%
Total costs and operating expenses	8,648	83.4%	8,682	83.9%
Operating income	1,716	16.6%	1,663	16.1%
Interest income	203		279
Interest expense	(303)		(363)
Other income/(expense) (d)	3		10
Income before income taxes	1,620		1,589
Benefit from/(provision for) income taxes (e)	(95)		(281)
Equity in earnings/(losses) of unconsolidated entities	(14)		23
Net income	1,511		1,331
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest	4		4
Net income attributable to Thermo Fisher Scientific Inc.	$1,507	14.5%	$1,328	12.8%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$3.99		$3.47
Diluted	$3.98		$3.46
Weighted average shares:
Basic	378		382
Diluted	379		384

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$1,716	16.6%	$1,663	16.1%
Cost of revenues adjustments (a)	11	0.1%	15	0.1%
Selling, general and administrative expenses adjustments (b)	14	0.1%	19	0.2%
Restructuring and other costs (c)	98	1.0%	29	0.3%
Amortization of acquisition-related intangible assets	429	4.1%	551	5.3%
Adjusted operating income (non-GAAP measure)	$2,269	21.9%	$2,278	22.0%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,507		$1,328
Cost of revenues adjustments (a)	11		15
Selling, general and administrative expenses adjustments (b)	14		19
Restructuring and other costs (c)	98		29
Amortization of acquisition-related intangible assets	429		551
Other income/expense adjustments (d)	(1)		(11)
Income taxes adjustments (e)	(122)		50
Equity in earnings/losses of unconsolidated entities	14		(23)
Adjusted net income (non-GAAP measure)	$1,950		$1,959

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$3.98		$3.46
Cost of revenues adjustments (a)	0.03		0.04
Selling, general and administrative expenses adjustments (b)	0.04		0.05
Restructuring and other costs (c)	0.26		0.08
Amortization of acquisition-related intangible assets	1.13		1.44
Other income/expense adjustments (d)	0.00		(0.03)
Income taxes adjustments (e)	(0.32)		0.13
Equity in earnings/losses of unconsolidated entities	0.04		(0.06)
Adjusted EPS (non-GAAP measure)	$5.15		$5.11

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$723		$1,251
Purchases of property, plant and equipment	(362)		(347)
Proceeds from sale of property, plant and equipment	12		4
Free cash flow (non-GAAP measure)	$373		$908

Business Segment Information	Three months ended
	March 29,	% of	March 30,	% of
(Dollars in millions)	2025	Revenues	2024	Revenues

Revenues
Life Sciences Solutions	$2,341	22.6%	$2,285	22.1%
Analytical Instruments	1,718	16.6%	1,687	16.3%
Specialty Diagnostics	1,148	11.1%	1,109	10.7%
Laboratory Products and Biopharma Services	5,640	54.4%	5,723	55.3%
Eliminations	(482)	-4.7%	(460)	-4.4%
Consolidated revenues	$10,364	100.0%	$10,345	100.0%

Segment income and segment income margin
Life Sciences Solutions	$834	35.6%	$840	36.8%
Analytical Instruments	399	23.2%	400	23.7%
Specialty Diagnostics	304	26.5%	294	26.5%
Laboratory Products and Biopharma Services	731	13.0%	744	13.0%
Subtotal reportable segments	2,269	21.9%	2,278	22.0%
Cost of revenues adjustments (a)	(11)	-0.1%	(15)	-0.1%
Selling, general and administrative expenses adjustments (b)	(14)	-0.1%	(19)	-0.2%
Restructuring and other costs (c)	(98)	-1.0%	(29)	-0.3%
Amortization of acquisition-related intangible assets	(429)	-4.1%	(551)	-5.3%
Consolidated GAAP operating income	$1,716	16.6%	$1,663	16.1%

(a) Adjusted results exclude accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations. Adjusted results in 2025 exclude $5 of charges for the sale of inventory revalued at the date of acquisition. Adjusted results in 2024 also exclude $12 of charges for inventory write-downs associated with large-scale abandonment of product lines.
(b) Adjusted results exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions and charges/credits for changes in estimates of contingent acquisition consideration.
(c) Adjusted results exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges/credits for pre-acquisition litigation and other matters,and abandoned facility and other expenses of headcount reductions and real estate consolidations.
(d) Adjusted results exclude net gains/losses on investments.
(e) Adjusted results exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements.
Note:
Consolidated depreciation expense is $276 and $285 in 2025 and 2024, respectively.

Organic revenue growth	Three months ended
March 29, 2025
Revenue growth	0%
Acquisitions	0%
Currency translation	-1%
Organic revenue growth (non-GAAP measure)	1%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheets (unaudited)

	March 29,	December 31,
(In millions)	2025	2024

Assets
Current assets:
Cash and cash equivalents	$4,134	$4,009
Short-term investments	1,813	1,561
Accounts receivable, net	8,455	8,191
Inventories	5,224	4,978
Other current assets	3,753	3,399
Total current assets	23,378	22,137
Property, plant and equipment, net	9,331	9,306
Acquisition-related intangible assets, net	15,323	15,533
Other assets	4,516	4,492
Goodwill	46,493	45,853
Total assets	$99,041	$97,321

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$2,819	$2,214
Other current liabilities	10,356	11,118
Total current liabilities	13,174	13,332
Other long-term liabilities	5,011	5,257
Long-term obligations	31,370	29,061
Redeemable noncontrolling interest	128	120
Total equity	49,357	49,551
Total liabilities, redeemable noncontrolling interest and equity	$99,041	$97,321

Condensed Consolidated Statements of Cash Flows (unaudited)

	Three months ended
	March 29,	March 30,
(In millions)	2025	2024

Operating activities
Net income	$1,511	$1,331
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	706	837
Change in deferred income taxes	(279)	(253)
Other non-cash expenses, net	210	123
Changes in assets and liabilities, excluding the effects of acquisitions	(1,425)	(787)
Net cash provided by operating activities	723	1,251
Investing activities
Purchases of property, plant and equipment	(362)	(347)
Proceeds from sale of property, plant and equipment	12	4
Proceeds from cross-currency interest rate swap interest settlements	87	64
Purchases of investments	(264)	(1,758)
Other investing activities, net	1	7
Net cash used in investing activities	(527)	(2,030)
Financing activities
Net proceeds from issuance of debt	2,840	1,205
Repayment of debt	(838)	—
Purchases of company common stock	(2,000)	(3,000)
Dividends paid	(149)	(135)
Other financing activities, net	45	110
Net cash used in financing activities	(102)	(1,821)
Exchange rate effect on cash	37	22
Increase (decrease) in cash, cash equivalents and restricted cash	132	(2,578)
Cash, cash equivalents and restricted cash at beginning of period	4,040	8,097
Cash, cash equivalents and restricted cash at end of period	$4,172	$5,519

Free cash flow (non-GAAP measure)	$373	$908

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of acquisitions/divestitures and the effects of currency translation. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions/divestitures, and/or foreign currency translation on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The noncontrolling interest and tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow excluding net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.